China-Biotics, Inc. Elects to Voluntarily Delist from the NASDAQ Stock Market

SHANGHAI, June 29, 2011—China-Biotics, Inc. (“China-Biotics” or the “Company”) (NASDAQ: CHBT), a leading developer, manufacturer, and distributor of probiotics products in China, today announces its intent to voluntarily delist the Company’s common stock from the Nasdaq Global Stock Market (“Nasdaq”).  The Board of Directors of the Company (the “Board”) unanimously determined that maintaining the listing has imposed difficult burdens on the Company.  These burdens have been compounded by the recent resignations of the Company’s former auditor, BDO Limited, and the Company’s Chief Financial Officer, Travis Cai, as reported by the Company in a Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on June 23, 2011, and the resignation of Mr. Simon Yick, the former Chairman of the Audit Committee of the Board, as reported by the Company in a Current Report on Form 8-K filed with the SEC on June 28, 2011.

On June 29, 2011, the Company provided written notice to Nasdaq of its intent to file a Notification of Removal from Listing on Form 25 (“Form 25”) with the SEC on or around July 11, 2011.  The Company expects the delisting from Nasdaq to become effective on July 21, 2011, ten days after filing Form 25 with the SEC.

Upon delisting from Nasdaq, the Company expects that trading by stockholders of shares of the Company’s common stock may be effected through quotations on the Pink OTC Market (a centralized quotation service that collects and publishes market maker quotes for securities).  This will require at least one market maker to quote the Company’s common stock on the Pink OTC Market after the market maker complies with the Pink OTC Market rules; there is no assurance that a market maker will comply with those rules.  The Company has not arranged for its shares to be quoted on any securities exchange.  Notwithstanding any of the foregoing, the Company will remain subject to the periodic reporting requirements of the Exchange Act.

The Company previously reported its receipt from Nasdaq of a letter (the “Nasdaq Letter”) stating that, because the Company has not yet filed its Annual Report on Form 10-K for the fiscal year ended March 31, 2011, and based upon disclosures made by the Company in its recently filed Form 12b-25 and additional information provided to Nasdaq, the Company no longer complies with Nasdaq Listing Rules for continued listing.  In addition, the Nasdaq Letter requested that the Company provide to Nasdaq a formal “plan of compliance” setting forth the steps that the Company proposes to take to regain compliance for continued listing of the Company’s common stock on Nasdaq, as well as certain other information relevant to Nasdaq’s evaluation of the plan of compliance.  In light of the Company’s decision to seek voluntary delisting of its stock from Nasdaq, the Company has determined that it will not provide Nasdaq with such plan of compliance or other requested information.

The Board has determined that the effort required to challenge Nasdaq’s determination, and the uncertain outcome of any such challenge, as well as the uncertainty of when, if ever, the Company will be able to satisfy Nasdaq’s concerns in light of the recent resignation of its auditor, support its decision to seek delisting of its common stock from Nasdaq in the best interests of the Company and its stockholders.

The Company will comply with all applicable provisions of Delaware law, under which the Company is incorporated, as well as applicable provisions of the Nasdaq Marketplace Rules and the SEC rules applicable to the delisting process.

About China-Biotics

China-Biotics, Inc. (“China-Biotics,” or the “Company”), a leading manufacturer of biotechnology products and supplements, engages in the research, development, marketing, and distribution of probiotics dietary supplements in China. Through its wholly owned subsidiary, Shanghai Shining Biotechnology Co., Ltd., the Company develops and produces its proprietary product portfolio, including live microbial nutritional supplements under the “Shining” brand.  Currently, the products are sold OTC through large distributors to pharmacies and supermarkets in Shanghai, Jiangsu, and Zhejiang provinces.  In February 2010, China-Biotics began its commercial production in China’s largest probiotics production facility to meet growing demand in China. For more information, please visit http://www.chn-biotics.com.

Safe Harbor Statement

The information in this release contains forward-looking statements that involve risks and uncertainties, including statements regarding the Company’s capital needs, business strategy, and expectations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements, which may be identified by terminology such as “may,” “should,” “will,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “forecast,” “project,” or “continue,” the negative of such terms or other comparable terminology. Readers should not rely on forward-looking statements as predictions of future events or results. Any or all of the Company’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions, risks and uncertainties and other factors, which could cause actual events or results to be materially different from those expressed or implied in the forward-looking statements. In evaluating these statements, readers should consider various factors, including the risks described in “Item 1A. Risk Factors” beginning on page 17 and elsewhere in the Company’s 2010 Annual Report on Form 10-K. These factors may cause the Company’s actual results to differ materially from any forward-looking statement. In addition, new factors emerge from time to time, and it is not possible for the Company to predict all factors that may cause actual results to differ materially from those contained in any forward-looking statements. The Company disclaims any obligation to publicly update any forward-looking statements to reflect events or circumstances after the date of this document, except as required by applicable law.

Contact:

China-Biotics, Inc.
Email: ir@chn-biotics.com

Kevin Theiss
Grayling
Phone: +1-646-284-9409
Email: kevin.theiss@grayling.com